Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

June 9, 2010

Contact:

Investors - (301) 951-5917

AMERICAN CAPITAL ANNOUNCES AMENDMENT AND EXTENSION OF EXCHANGE OFFERS, PUBLIC NOTE CONSENT SOLICITATION AND STANDBY PLAN SOLICITATION

Bethesda, MD – June 9, 2010 - American Capital, Ltd. (Nasdaq: ACAS) (the “Company”) announced today that it has made certain amendments to its private offers to exchange its outstanding unsecured public and private notes for cash payments and new secured notes (the “Exchange Offers”) and its standby plan of reorganization (the “Standby Plan”). The Company also announced that it has extended the deadline for tendering into the Exchange Offers and voting on the Standby Plan.

The amended terms of the Exchange Offers include an additional exchange option for holders of the Company’s unsecured public 6.85% Senior Notes due August 1, 2012 (the “Public Notes”). The holders of the Public Notes also now have the right to exchange Public Notes for a series of non-amortizing new notes (“Call-Protected Secured Notes”), which will have a make-whole redemption provision prior to August 1, 2012 similar to that in the current Public Notes and no cash consideration other than the two percent fee and minimum cash payment previously provided. The other terms of the Call-Protected Secured Notes are substantially the same as the terms of the other notes being offered in the Exchange Offers.

The amended terms of the Standby Plan include, among others, that all holders of the Public Notes that constitute Class 6, Public Notes Claims, would receive Call-Protected Secured Notes in satisfaction of their claims and would not receive a share of the case payment under the Standby Plan.

The Company also entered into a lock-up agreement on June 9, 2010, with certain holders of Public Notes who have represented that they own beneficially approximately 43% of the Public Notes, pursuant to which they agreed, among other things, to:

•	tender their Public Notes in the Exchange Offers and vote their Public Notes to accept the Standby Plan to the extent possible;

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American Capital

June 9, 2010

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cause a meeting of the ad hoc group of holders of Public Notes to be convened and recommend that such holders (i) tender all their Public Notes in the Exchange Offers, (ii) vote their Public Notes to accept the Standby Plan to the extent possible, and (iii) enter into the lock-up agreement; and

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upon the request of the Company, act to support, through the public note steering committee, to reduce the percentage of the principal amount of Public Notes required as a condition to the Exchange Offers from 85% to such percent as may be specified by the Company, but not less than 51%.

Because of the amendments to the Exchange Offers and the Standby Plan, the Company has extended (i) the expiration time of the Exchange Offers and the consent solicitation of its outstanding public notes (the “Consent Solicitation”) and (ii) the voting deadline of its solicitation of votes to accept the Standby Plan (the “Standby Plan Solicitation”). The Exchange Offers, the Consent Solicitation and the Standby Plan Solicitation will now expire at 11:59 p.m., New York City time, on June 22, 2010, unless further extended or earlier terminated. They were previously scheduled to expire at 11.59 p.m. New York City time, on June 9, 2010 (as previously extended).

Each holder of the Private Notes and Public Notes (other than certain holders who held $100,000 or less of Public Notes on April 30, 2010) who has prior to June 9, 2010, tendered its notes in the Exchange Offers has the right to withdraw such tender at any time prior to the scheduled expiration time on June 22, 2010 (without giving effect to any further extension). Any creditor that has previously submitted a properly completed ballot may change its vote for acceptance or rejection of the Standby Plan at any time prior to the new voting deadline on June 22, 2010, as the same may be extended.

The Company has been advised of the following information by, as applicable, the exchange agent for the Exchange Offers and the voting agent for the Standby Plan, as of 5:00 p.m. New York City time on June 9, 2010:

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With regard to lenders under the Company’s existing credit agreement, whose approximately $1.4 billion of claims constitute Class 3, Existing Credit Agreement Claims, under the Standby Plan, all of the lenders by outstanding principal amount participated in the solicitation of votes for the Standby Plan, with 100% in principal amount and 100% in number of votes cast supporting the Standby Plan. Although the lenders under the existing credit agreement do not participate in the Exchange Offers, as previously announced, they are parties to a lock-up agreement pursuant to which they are obligated to undertake a restructuring of the credit agreement on terms equivalent to those offered to the holders of the Company’s unsecured public and private notes in the Exchange Offers.

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American Capital

June 9, 2010

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With regard to the holders of the Company’s unsecured private notes (the “Private Notes”), whose approximately $406 million in claims constitute Class 4, Private Notes Claims, under the Standby Plan, approximately 70% of holders by outstanding principal amount participated in the solicitation of votes for the Standby Plan, of which 100% in principal amount and 100% in number of votes cast supported the Standby Plan. With regard to the Exchange Offers, the following unsecured private notes have been tendered:

•	$83.7 million in aggregate principal amount (100%) of outstanding 5.92% Senior Notes, Series A due September 1, 2009.

•	$94.9 million in aggregate principal amount (100%) of outstanding 6.46% Senior Notes, Series B due September 1, 2011.

•	$134.2 million in aggregate principal amount (100%) of outstanding 6.14% Senior Notes, Series 2005-A due August 1, 2010.

•	None of the outstanding Floating Rate Senior Notes, Series 2005-B due October 30, 2020.

•	€14.8 million in aggregate principal amount (100%) of outstanding 5.177% Senior Notes, Series 2006-A due February 9, 2011.

•	£3.3 million in aggregate principal amount (100%) of outstanding 6.565% Senior Notes, Series 2006-B due February 9, 2011.

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With regard to the holders of the Company’s unsecured public 6.85% Senior Notes due August 1, 2012 (the “Public Notes”), whose approximately $550 million in claims constitute Class 6, Public Notes Claims, under the Standby Plan, approximately 79.7% of holders by outstanding principal amount participated in the solicitation of votes for the Standby Plan, of which approximately 5.71% in principal amount and 14.0% in number of votes cast supported the Standby Plan. With regard to the Exchange Offers, $37.4 million in aggregate principal amount (approximately 6.8%) of outstanding unsecured public notes have been tendered and the same percentage has voted in favor of the Consent Solicitation.

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With regard to the holders of the Company’s outstanding swap agreements, whose claims constitute Class 7, Swap Claims, under the Standby Plan, all of the holders by notional amount participated in the solicitation of votes for the Standby Plan, with 100% in notional amount and 100% in number of votes cast supporting the Standby Plan.

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American Capital

June 9, 2010

This press release and its contents are not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange any security. Any such offer or solicitation shall be made solely by means of an offering memorandum or other offer document furnished to existing securityholders and any securities that are offered have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $14 billion in capital resources under management and eight offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

This press release contains forward-looking statements. The statements regarding expected results of American Capital are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments.

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